Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LA SOLUCION, INC.", CHANGING ITS NAME FROM "LA SOLUCION, INC." TO "ESYS HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A,D.  2007, AT 5:57 O'CLOCK P,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

395206 8100 071379089 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6278504 DATE: 01-02-08

State of Delaware
Secretary, of State
Division of Corporations
Delivered 05:57 PM 12/31/2007
FILED 05:57 PM 12/31/2007
SRV 071379089 - 395206 FILE

STATE OF DELAWARE
CERTIFICATION OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
LA SOLUCION, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of La Solucion, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to Esys Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, La Solucion, Inc. has caused this certificate to be signed by Raymond Tejeda-Acevedo, an Authorized Officer, this 31st day of December, 2007.

By: /s/ Raymond Tejeda-Acevedo
Authorized Officer
Title:  Chief Executive Officer
Name:  Raymond Tejeda-Acevedo
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